The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on May 3, 2012.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future dividends, operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this report. All subsequent written and oral forward-looking statements concerning the matters addressed in this report and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav RAIT Financial Trust — Director of Corporate Communications

Scott Schaeffer RAIT Financial Trust — CEO

Jack Salmon RAIT Financial Trust — CFO

CONFERENCE CALL PARTICIPANTS

Jason Stewart Compass Point — Analyst

Brian Gonick Senvest Capital — Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the First Quarter 2012 RAIT Financial Trust Earnings Conference Call. My name is Jasmine and I will be your coordinator for today.

At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session toward the end of today’s conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s conference, to Mr. Andres Viroslav, Director of Corporate Communications. You may proceed.

Andres Viroslav - RAIT Financial Trust — Director of Corporate Communications

Thank you Jasmine, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s first quarter 2012 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer, and Jack Salmon, RAITs Chief Financial Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website and telephonically beginning at approximately 11.30 AM Eastern Time today. The dial-in for the replay is 888-286-8010 with a confirmation code of 20606750.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations.

Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com under Investor Relations. RAIT’s other SEC filings are also available through this link.

RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Andres, and thanks to all of you for joining us on our call today. We had mixed results this quarter. We are reporting a GAAP loss resulting from $109 million non-cash charge and yes, I want to emphasize non-cash charge, due to the change in the carrying value of our Taberna debt.

Jack will provide more detail on this charge shortly. Our AFFO was up $0.02 per share year-over-year but lower by $0.09 per share on a linked quarter basis driven by two factors. First, new loan fundings occurring late in the quarter, and second, no gains from the sale of CMBS loans during the first quarter.

Looking forward, we expect interest income to rebound in the second quarter as we receive the full benefit of loans that closed later in the first quarter and the additional benefit of loans closing in the second quarter. Year-to-date, we’ve closed $81 million of bridge and mezzanine loans and we have signed term sheets in-house for another $100 million of bridge loans that we expect to close before the end of the second quarter.

In our CMBS business, after a slow start due to market turmoil of last fall, we have closed or have signed applications for nine CMBS loans representing $65 million of fundings and we continue to see good opportunities for growth in this platform. We expect to fund and sell CMBS loans into securitizations in both the second and third quarters of this year.

The recent capital raise of approximately $35 million provided sufficient capital to collateralize our warehouse facilities for future CMBS production and to fund mezzanine loan opportunities and bridge loans — while bridge loans continue to be funded through our existing securitization. To-date, we’ve invested $19 million of this capital and will invest the remaining capital into identified CMBS loans that will close later this quarter.

Our portfolio of directly held real estate continues to improve. Rental income as well as occupancy and NOI continue to move up in our owned properties. Again, Jack will provide more details shortly.

In our non-traded REIT initiative, we continue to make progress regarding the offering of our multi-family focused non-traded equity REIT named Independence Realty Trust. While IRT has not yet commenced raising investor capital, we now have signed three selling agreements representing approximately 600 financial advisors and are in due diligence with another 12 broker/dealers representing approximately 17,000 financial advisors. This process has clearly been slower than anticipated but we continue to make progress.

And finally, we’ve experienced enough positive developments within RAIT’s portfolios and stabilized RAIT’s balance sheet to the point where we have increased the common dividend to $0.08 per share in the first quarter of 2012 and we are comfortable providing dividend guidance for the balance of 2012. At this time, we expect to continue to declare quarterly dividends on our common shares of at least $0.08 per share for each quarter remaining in 2012.

And at this point, I’d like to turn the call over to Jack

Jack Salmon - RAIT Financial Trust — CFO

Thank you, Scott. The financial results for the quarter ended March 31 included a GAAP net loss per share diluted of $107 million or $2.42 per common share and $9.3 million or $0.21 per common share of adjusted funds from operations generated during the quarter. This compares to $6.9 million or $0.19 per common share of AFFO in the first quarter last year.

As we reported during our year end 2011 earnings call in February, over $80 million of restricted cash of the Taberna 8 CDO was used to pay down the most senior rated tranche of non-recourse debt. That debt was paid down at par, even though, under FAS 159 Accounting, it had been carried at a fair value dollar price of 17. The pay down triggered two debt repricing impacts, first, a $67 million fair value adjustment for the February repayment by itself, and second, an incremental upward fair value adjustment of $42 million on the remaining Taberna 8 and Taberna 9 consolidated non-recourse debt at quarter’s end, which together amounted to the $109 million net change in fair value adjustment to equity. This non-cash fair value adjustment caused the GAAP net loss for the first quarter.

Although we did not see any significant prepayments of the Taberna assets this quarter, we anticipate that asset repayments will likely occur over the next several years. As cash becomes available in Taberna 8 and 9, there will be repayment of the related debt in order of seniority. Additional fair value adjustments are likely to occur, which will cause GAAP charges and reductions in our consolidated equity.

Turning to our first quarter results. Our consolidated results of operations reflect a 100% increase in operating income to $3.4 million for the first quarter in comparison to $1.7 million for the same quarter last year as follows:

Our rental income was $24.8 million, which increased $3.5 million or 16% compared to the $21.3 million during the first quarter of 2011. The increase is attributed to $2.1 million of rental income from ten properties acquired over the last 12 months and $1.3 million of improvements in occupancy and rental rates during that time. Real estate operating expenses increased to $13.8 million from $12.6 million related to the new properties acquired. We expect to see continued growth in rental rates in excess of inflationary increases in the operating expenses. This trend resulted in the higher property net operating income of $2.3 million between the first quarters of 2012 versus 2011.

Total revenue decreased $4 million year-over-year, as our average investments in loans and securities were lower by approximately $220 million. The primary components of the changes include the following. Principal repayments of $225 million of loans and $74 million of securities, $93 million of loans that were converted into owned real estate during this time, and this is offset by a $171 million of new loans funded during the last 12 months.

Turning to our operating expenses. Interest expense of $19.3 million has decreased from $23.4 million, an 18% reduction, due to the efforts over the last year to reduce our recourse debt to a balance of $172.5 million at March 31. We expect to continue to pay down our debt obligations systematically in the future to reduce the debt leverage in our lines of business.

Compensation expense of $5.7 million was reduced by $800,000, which is 12% lower than last year.

G&A expense of $3.8 million is lower by $1.1 million as we continue to achieve more cost efficiency in our operating platform. The decrease includes $300,000 of non-recurring acquisition expenses last year.

Continuing improvements in our CRE loan portfolio from a credit perspective has resulted in lower provision for loan losses of $500,000 in 2012, compared to $2 million in 2011. There were no loan conversions during the first quarter this year.

Our total operating expenses for the quarter were $50.9 million representing a 10% reduction from the first quarter 2011 run rate of $56.6 million.

We also generated $1.6 million in gains on buying back $2.5 million of our CRE 2 debt, as compared to $500,000 loss on refinancing our corporate debt last year. Including this transaction, we have repurchased a total of $112 million of CRE bonds for a cumulative cost of $24 million and we now have a total investment in CRE 1 and 2 of $493 million.

In our CRE loan portfolio, there is $1 billion of loans outstanding representing 35% of our consolidated assets. These are securitized by long-term match funded non-recourse financing. Our two CRE loan securitizations, CRE 1 and 2, are meeting all their IC and OC tests as they have done continuously. As of March 31, 2012, the most stringent OC test was 126.3% versus a trigger of 116.2% in CRE 1 and was at a 116.1% versus a trigger of 111.7% in CRE 2.

Our CRE owned portfolio has $887 million of assets representing 31% of our consolidated total. Occupancy has been steadily improving since quarter 1 2011 and it’s increased from 82% to 85% overall as described in the press release. In addition to increases in occupancy across our three primary asset categories of multi-family, office, and retail, we have achieved growth in average rental rates in all three as well. These trends have been the primary reason for the improvements in property level NOI, operating margin, and AFFO performance as reported this quarter.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks, Jack. I think at this time, operator, we’d like to open the call up for questions.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). And you have a question over the line from Mr. Jason Stewart with Compass Point. You may proceed.

Jason Stewart - Compass Point — Analyst

Hey, good morning. Thanks for taking the questions.

Scott Schaeffer - RAIT Financial Trust — CEO

Good morning, Jason.

Jason Stewart - Compass Point — Analyst

Could you go back through, Scott, the CMBS origination business, I tried to write those numbers down quickly and as I understand it, no loans were sold but, of that $72.2 million originated, was any of that for the CMBS business?

Scott Schaeffer - RAIT Financial Trust — CEO

No. I was talking about bridge and mezz loans that were funded in the first quarter there. We have closed two CMBS loans and we have another seven or eight that are under application with deposits up and are in the closing process and that represents the $65 million that we will close hopefully during the second quarter, but sometimes these things drag on. And those loans are all scheduled and are being contributed into securitizations that are coming up, one later in the second quarter and loans that don’t get closed in time — will into one that’s now scheduled for the third quarter.

Jason Stewart - Compass Point — Analyst

Okay, that’s perfect and I’m guessing, transactions have come with increasing frequency and it looks like a tighter spread. So in terms of economics to you as the originator, would they be similar to what you saw in the fourth quarter or are you seeing little bit more competition and that’s coming down?

Scott Schaeffer - RAIT Financial Trust — CEO

I think that’ll be similar to where they were in the fourth quarter. There is clearly more competition, we are focusing on the smaller transactions, where we think the profitability will be greater and there is less competition clearly in the smaller loan arena. And yes, you are right, spreads have tightened but recently with the Maiden Lane transaction, they’ve gapped out a little bit.

So we are very comfortable with where spreads are at the moment and how we are pricing our loans.

Jason Stewart - Compass Point — Analyst

Okay. And then on the reserves, it looks like the reserve continues to come down, and I was wondering if you could just tell us how you think about where that should stabilize in terms of what the credit of this business looks like today? I know that can change over time, but if you just held credit constant today, are you comfortable with reserves?

Jack Salmon - RAIT Financial Trust — CFO

Well, thank you, Jason. The reserves have come down significantly year-over-year. We had approximately $120 million of loans, non-performing loans a year ago and that’s been cut almost in half to $56 million today. Our reserves were 10.5% of the loan balances in total and now they’re 5.7% — that percentage has held constant since the fourth quarter. So we’re very comfortable with the level of reserves. We’re covering about 63% of the non-performing loan balance with reserves and we think we’ll be able to maintain that level as evidenced by the stable loan provision as well.

Jason Stewart - Compass Point — Analyst

Okay, and is there any correlation between the reserve and loan conversions?

Jack Salmon - RAIT Financial Trust — CFO

Well, when we have had loan conversions, typically it’s assets that may have been on reserve, because of their lack of performance, non-performing status, and the reserve should be applied in revaluing that loan into owned real estate. So with a lack of any conversions this quarter, there was no charge-offs for that purpose.

Jason Stewart - Compass Point — Analyst

Okay, one last question then I’ll let other people to ask their questions. It does look like you are making some progress, I know one of the things you’ve talked about is increasing occupancy and then raising rents, and it looks like you are making some progress. Just wanted to know if you can give us some more color on where you are seeing success in that and where you think it could go?

Jack Salmon - RAIT Financial Trust — CFO

Well, again, thanks for the question. We’re happy to report that occupancy is increasing in all of our asset types, and I think with multi-family being the largest sector, a 2% increase across 8,000 units is a pretty significant movement. At the same time, we have been pushing rents and rents were up around 2.5% for the quarter and we would hope to be able to continue to have that type of revenue trajectory over the course of the year. It’s slow and it’s small bite-sized pieces. Certainly, on the multi-family side there is a homogenous pool of units. On the office and retail we’ve had good leasing activity through the quarter and those leases are coming on stream as we head into the second quarter of this year. So, we are seeing both stabilized occupancy and increasing rent per foot as new leases are signed.

Jason Stewart- Compass Point- Analyst

Okay, thanks.

Operator

Your next question comes from the line of Brian Gonick with Senvest Capital. You may proceed.

Brian Gonick - Senvest Capital — Analyst

Good morning. Can you tell us how many points do you expect to make on the CMBS loans that you are selling here in Q2 and what do you think that level of gain is going to be sort of into Q3 and going forward?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, obviously, it will depend on where the market is when deals price, but we still believe that there is four to five points in the CMBS loans that we’re closing. And I would anticipate that of the $65 million that I referred to, that probably a third of that, give or take, will go in second quarter and the balance will be in a securitization in the third quarter.

Brian Gonick - Senvest Capital — Analyst

And you have some interest rate hedges rolling off I think again this year. Can you quantify that and when you expect that will hit?

Jack Salmon - RAIT Financial Trust — CFO

Sure, the interest rate hedges I think you are referring to are in our CRE portfolio. We expect to have about $45 million of the hedges burn off over the course of the year. Some of that hits in the middle of the summer and lot of it hits in the fourth quarter. Our projected interest savings as a result of those hedges burning off is about $2.2 million on an annualized basis.

Brian Gonick - Senvest Capital — Analyst

$2.2 million annualized?

Jack Salmon - RAIT Financial Trust — CFO

Right

Brian Gonick - Senvest Capital — Analyst

And you said, that’s going to be in Q2?

Jack Salmon - RAIT Financial Trust — CFO

Well, they happen every month Brian, as contracts burn off and some of them are tied to the quarterly times when the debt was paying down as well.

Brian Gonick - Senvest Capital — Analyst

And how much cash do you have in RAIT 1 and 2 now to reinvest, the reinvestment period ends, I guess in Q2, right, in RAIT 2? And what is your ability to even when that period ends to continue to extend some of the loans that are in RAIT 1 and 2?

Jack Salmon - RAIT Financial Trust — CFO

Sure, we have approximately $82 million at March 31 available to reinvest in CRE 2. The reinvestment period ends on June 25, and loans need to be funded or committed by that date to invest those proceeds, which we expect to do. In terms of extension of existing loans — and all of our structures have extension rights — those extension rights could be exercised by the borrower and we have to honor those extension requirements.

Brian Gonick - Senvest Capital — Analyst

And can you modify the terms in order for them to extend? Or can you make it attractive for them to want to extend?

Jack Salmon - RAIT Financial Trust — CFO

Well, they’ve probably got an attractive term when they originated the loan. So, we can’t modify the terms of the loans that have built-in extension rights.

Brian Gonick - Senvest Capital — Analyst

Okay.

Jack Salmon - RAIT Financial Trust — CFO

Just follow the contract as they exist.

Brian Gonick - Senvest Capital — Analyst

Okay. Great, thank you.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you, Brian.

Jack Salmon - RAIT Financial Trust — CFO

Thanks, Brian.

Operator

And at this time, we have no further questions. I would like to turn the call to Mr. Scott Schaeffer for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks for joining us this morning and we look forward to speaking with you again next quarter. Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation and you may now disconnect. Have a wonderful day.